Exhibit 10.38

EVP

FORM OF MANAGEMENT STOCKHOLDER’S AGREEMENT

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of March 8, 2011 among Blue Acquisition Group, Inc., a Delaware corporation (the “Company”), Blue Holdings I, L.P., a Delaware limited partnership (“Parent”), and the undersigned Person (the “Management Stockholder”) (the Company, Parent and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 6(b) of this Agreement.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of November 24, 2010 (the “Merger Agreement”), by and among Del Monte Foods Company, a Delaware corporation (“Del Monte”), the Company and Blue Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will on the Closing Date (as defined in Section 6(b) below) merge with and into Del Monte (the “Merger”), with Del Monte surviving the Merger, with each stockholder of Del Monte common stock as in effect immediately prior to the Merger (such stock, “Del Monte Stock”) receiving $19.00 per share upon consummation of the Merger (the “Per Share Merger Consideration”);

WHEREAS, in connection with the Merger, KKR 2006 Fund L.P. and its affiliated investment funds, Vestar Capital Partners V, L.P. and its affiliated investment funds, Centerview Capital, L.P., and Centerview Employees, L.P. (collectively, the “Investors”), are contributing certain funds to Parent in exchange for limited partnership units, as of the Closing Date;

WHEREAS, as a result of the Merger and in connection therewith, immediately after the Merger on the Closing Date, Parent will own, beneficially and of record, greater than 80% of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, in connection with the Merger, the Management Stockholder has been selected by the Company (i) to exchange all or a portion of the Management Stockholder’s options to purchase shares of Del Monte Stock outstanding immediately prior to the effective time of the Merger (the “Converted Del Monte Options”) for fully-exercisable options to purchase shares of Common Stock after the Merger (the “Rollover Options”) pursuant to the terms of the applicable equity incentive plan of Del Monte under which such Converted Del Monte Options were originally granted (the “Pre-Merger Plans”), subject to such changes in terms as may be agreed between the Company and the Management Stockholder, and as otherwise adjusted, in each case pursuant to the Option Rollover Agreement to be entered into between the Management Stockholder and the Company as of the date hereof (the “Option Rollover Agreement”); (ii) to be permitted to transfer to the Company cash in exchange for shares of Common Stock other than pursuant to the exercise of any Option (the “Purchased Stock”); and/or (iii) to receive options to purchase shares of Common Stock (the “New Options” and together with the Rollover Options, the “Options”) pursuant to the terms set forth below and the terms of the 2011 Stock Incentive Plan for Key Employees of Blue Acquisition Group, Inc. and its Affiliates (the “Option Plan”) and the Stock Option Agreement dated as of the date hereof, entered into by and between the

Company and the Management Stockholder (the “New Option Agreement” and together with the Option Rollover Agreement, the “Stock Option Agreements”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”) which concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Issuance of Purchased Shares; New Options; Rollover Options; Voting.

(a) Subject to the terms and conditions hereinafter set forth, the Management Stockholder hereby subscribes for and shall purchase, as of the Closing Date (but immediately after the Effective Time), and the Company shall issue and deliver to the Management Stockholder as of the Closing Date, the number of shares of Purchased Stock at a per share purchase price (the “Closing Date Purchase Price”), in each case as set forth on Schedule I hereto, which Closing Date Purchase Price is equal to the effective per share purchase price paid by the Investors for the shares of the Company in connection with the Merger.

(b) Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of the Closing Date the Company is granting to the Management Stockholder New Options, at an exercise price per share equal to $5.00, to acquire the number of shares of Common Stock as set forth in such Management Stockholder’s New Option Agreement, which the Parties shall execute and deliver to each other concurrently with the issuance of such New Options.

(c) Subject to the terms and conditions hereinafter set forth and as set forth in the Option Rollover Agreement and the Pre-Merger Plans, as of the Effective Time, the Rollover Options shall be adjusted as set forth in the Option Rollover Agreement and shall be subject to such terms and conditions as set forth therein and herein.

(d) The Company shall have no obligation to sell any Purchased Stock or issue any Rollover Options to any Person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock or Rollover Options to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction, (ii) is not an employee or director of the Company or its subsidiaries as of the Closing Date or (iii) is not an “accredited investor” as defined in Rule 501(a) under the Act (as defined below).

2. Management Stockholder’s Representations, Warranties and Agreements.

(a) The Management Stockholder agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock, and, at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”; together with all Purchased Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”), except as provided in this Section 2(a) below and Section 3 hereof. If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein), and no opinion of counsel is required in connection therewith: (1) a transfer made pursuant to Sections 3 (including transfers in a Proposed Sale (as defined in the Sale Participation Agreement (as defined in Section 6(b)) pursuant to the Sale Participation Agreement), 4, 5 or 8 hereof, (2) a transfer (x) upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a Person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (3) a transfer made after the Closing Date in compliance with the federal securities laws to a Management Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any Person or entity other than the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 6(b) hereof, such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(d) below, (4) a transfer of Stock made by the Management Stockholder to Other Management Stockholders; provided that it is expressly understood that any such transferee(s) shall be bound by the provisions of this Agreement (in addition to the provisions set forth in an Other Management Stockholders Agreement to which such Other Management Stockholders are a party), or (5) a transfer made by the Management Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b) The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT AMONG BLUE ACQUISITION GROUP, INC. (THE “COMPANY”), BLUE HOLDINGS I, L.P. AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT AMONG SUCH MANAGEMENT STOCKHOLDER AND BLUE HOLDINGS I, L.P., IN EACH CASE DATED AS OF MARCH 8, 2011 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c) The Management Stockholder acknowledges that he or she has been advised that (i) the shares of Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such customary documentation as the Company may reasonably request in connection with such sale and take any customary actions reasonably requested by the Company prior to any such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) Subject at all times to the limitations of Sections 3 and 8 hereof, the Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement, including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning the Stock, from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement until (i) 180 days (or such shorter period as may be (A) consented to by the managing underwriter or underwriters or (B) applicable to the Investors, subject to the determination of the managing underwriter or underwriters that providing such shorter period to the Management Stockholder pursuant this clause (B) would not adversely affect the success of such offering) in the case of the Initial Public Offering and (ii) ninety (90) days (or in an underwritten offering such shorter period as may be (x) consented to by the managing underwriter or underwriters or (y) applicable to the Investors, subject to the determination of the managing underwriter or underwriters that providing such shorter period to the Management Stockholder pursuant this clause (y) would not adversely affect the success of such offering) in the case of any other Public Offering after the date of the prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made, unless otherwise agreed to in writing by the Company.

(f) The Management Stockholder represents and warrants that (i) with respect to the Purchased Stock and Option Stock, the Management Stockholder has received and reviewed the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Management Stockholder has relied solely on such information.

(g) The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the investment in the Stock (including by virtue of the Management Stockholder’s Rollover Options), (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s purchase of the Stock as contemplated by this Agreement, (v) with respect to the Purchased Stock, such Purchased Stock is being acquired by the Management Stockholder for his or her own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and the Management Stockholder has no present intention of selling or otherwise distributing the Purchased Stock in violation of the Act, and (vi) if the box next to the Management Stockholder’s signature is checked, the Management Stockholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Act.

3. Transferability of Stock.

(a) The Management Stockholder agrees that he or she will not transfer any shares of Stock at any time without the consent of the Investors; provided, however, that the Management Stockholder may transfer shares of Stock pursuant to one of the following exceptions: (i) transfers permitted by Sections 4 or 5; (ii) transfers permitted by clauses (2), (3) and (4) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company upon the proper exercise of registration rights of such Management Stockholder under Section 8 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement; (v) transfers approved by the Board in writing; or (vi) transfers to Parent or its designee (any such exception, a “Permitted Transfer”).

(b) Notwithstanding anything to the contrary herein, Section 3(a) shall terminate and be of no further force or effect upon the earlier of (i) the occurrence of a Change in Control and (ii) such time following the consummation of an Initial Public Offering as the Investors and their Affiliates cease to own, directly or indirectly, at least 20% of the outstanding shares of Common Stock on a fully-diluted basis (such earlier date, the “Lapse Date”).

(c) No transfer of any shares of Stock in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

(d) Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive in writing the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified the Investors of such transfer or commitment to transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4. The Management Stockholder’s Right to Resell Stock and Options to the Company.

(a) Except as otherwise provided herein, if the Management Stockholder’s employment with the Company (or, if applicable, any of its subsidiaries or Affiliates) terminates as a result of the death or Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, for 365 days (the “Section 4(a) Put Period”) following the date of such termination for death or Disability, have the right to:

(i) With respect to Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date (the “Section 4 Repurchase Price”); and

(ii) With respect to any outstanding Rollover Options and vested New Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the Rollover Options and vested New Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 4 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the Management Stockholder Entity elects to sell under this Section 4(a)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options granted to the Management Stockholder shall be automatically terminated without any payment in respect thereof. In addition, and for the avoidance of doubt, all unvested New Options shall be terminated and cancelled without any payment therefor as of the date of the Management Stockholder’s death or Disability.

(b) In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 4(a) or 4(e), such Management Stockholder Entities shall send written notice to the Company, at any time during the applicable Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in

Section 4(a)(i) or 4(e)(i) (as the case may be) and/or to sell such Options in exchange for the payment referred to in Section 4(a)(ii) or 4(e)(ii) (as the case may be) and shall indicate the number of shares of Stock to be sold and the number of Options (based on the number of Exercisable Option Shares) to be sold with payment in respect thereof (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company on no later than the twentieth business day (such date to be determined by the Company) after the giving of the Redemption Notice. The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative. Notwithstanding anything in this Section 4(b), in the event the Company receives a Redemption Notice at a time when the Fair Market Value is equal to or less than the applicable Option Exercise Price (either for Rollover Options or vested New Options), the Company shall provide the Management Stockholder Entity that delivered the Redemption Notice to the Company with a statement of valuation and a request that the applicable Management Stockholder Entity resubmit the Redemption Notice in order to confirm its desire to exercise its rights hereunder with respect to any Rollover Options or vested New Options, as applicable.

(c) Notwithstanding anything in this Section 4 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 4(a) or 4(e) (or Section 5 below, as the case may be) would result in a default or an event of default on the part of the Company or any Affiliate of the Company under any such agreement or if a repurchase would reasonably be expected to be prohibited by the Delaware General Corporation Law (“DGCL”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities to the extent it would cause any such default or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Management Stockholder Entities’ exercise of their rights under Section 4(a) or 4(e) by delivering to the applicable Management Stockholder Entity a note with a principal amount equal to the amount payable under this Section 4 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliate’s, as applicable) lenders and permitted under the Company’s (and its Affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Management Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of Del Monte’s senior notes. Notwithstanding the foregoing and subject to Section 4(d), if an Event exists and is continuing for one hundred and eighty days (180) days after the date of the Redemption Notice, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 4 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities, and notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(d) Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Lapse Date, Section 4 shall terminate and be of no further force or effect upon the occurrence of such Lapse Date.

(e) For the period from the Closing Date to the date that is six-months following the date that the Board, as constituted immediately following the Closing Date, causes the Company to first hire a Chief Executive Officer of the Company (excluding any individual who holds such title in an interim or acting capacity only), if such Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated (i) by the Company (or, if applicable, its subsidiaries or Affiliates) without Cause (other than due to his or her death or Disability), or (ii) by such Management Stockholder with Good Reason, the applicable Management Stockholder will, during such period, have the right to:

(i) With respect to any Purchased Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share price equal to the Closing Date Purchase Price (subject to adjustment pursuant to Section 6(a) hereof); and

(ii) With respect to any outstanding Rollover Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the Rollover Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (A) $3.75 (subject to adjustment pursuant to Section 6(a) hereof) and (B) the number of shares of Common Stock subject to such Rollover Options at such time (any such product, the “Applicable Rollover Option Spread”); and

(iii) With respect to any shares of Net Settled Stock (as such term is defined in Section 5(j) below, but regardless of whether the provisions of Section 5(j) apply) acquired by the Management Stockholder upon the exercise of any Rollover Option (“Net Settled Rollover Option Stock”), sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share price equal to the quotient of (A) the Management Stockholder’s Aggregate Closing Date Spread, divided by (B) the number of shares of such Net Settled Rollover Option Stock. For purposes of this Agreement the term “Aggregate Closing Date Spread” shall mean the product of (x) $3.75 (subject to adjustment pursuant to Section 6(a)) and (y) the aggregate number of shares of Common Stock subject to the Management Stockholder’s Rollover Option that was exercised for such Net Settled Rollover Option Stock.

Notwithstanding any of the foregoing, for any purchase that occurs pursuant to this Section 4(e) after December 31, 2011, the Company shall be required to pay as the purchase price for (I) the Purchased Stock and Net Settled Rollover Option Stock, the Section 4 Repurchase Price and (II) the Rollover Options, the purchase price for such Options as calculated under Section 4(a)(ii) above.

5. The Company’s Option to Purchase Stock and Options of the Management Stockholder Upon Certain Terminations of Employment.

(a) Termination for Cause by the Company and Breach of Transfer Restrictions. If, (i) the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated by the Company (or, if applicable, its subsidiaries or Affiliates) for Cause or (ii) the Management Stockholder Entities effect a transfer of Stock (or Options) that is prohibited under this Agreement (or the Stock Option Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (each event described above, a “Section 5(a) Call Event”), then:

(i) With respect to any Purchased Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Base Price and (y) the Fair Market Value on the Repurchase Calculation Date; and

(ii) With respect to any shares of Net Settled Rollover Option Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share price equal to the quotient of (A) the Management Stockholder’s Aggregate Closing Date Spread, divided by (B) the number of shares of such Net Settled Rollover Option Stock; and

(iii) With respect to any outstanding Rollover Options, the Company may purchase, on one occasion, all or any portion of the Rollover Options held by the applicable Management Stockholder Entities for an amount equal to the Applicable Rollover Option Spread (solely relating to the Rollover Options being purchased by the Company hereunder), which Rollover Options shall be terminated in exchange for such payment; and

(iv) With respect to all New Options, all outstanding New Options (whether vested or unvested) shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(a) Call Event.

(b) Termination without Cause by the Company and Termination by the Management Stockholder with Good Reason. If the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated (i) by the Company (or, if applicable, its subsidiaries or Affiliates) without Cause (other than due to his or her death or Disability) or (ii) by the Management Stockholder with Good Reason (each, a “Section 5(b) Call Event”) then:

(i) With respect to Stock, the Company may purchase all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(ii) With respect to any outstanding Rollover Options and vested New Options, the Company may purchase, on one occasion, all or any portion of the Rollover Options and the exercisable vested New Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to Rollover Options and the vested New Options being purchased by the Company hereunder), which Rollover Options and vested New Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(b)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding Rollover Options and exercisable vested New Options shall be automatically terminated without any payment in respect thereof; and

(iii) With respect to unvested New Options, all outstanding unvested New Options shall automatically be terminated without any payment in respect thereof.

(c) Termination Due to Death or Disability. If the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated due to his or her death or Disability (each, a “Section 5(c) Call Event”) then:

(i) With respect to any Stock acquired by the Management Stockholder through the exercise of vested New Options, the Company may purchase all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(ii) With respect to any outstanding New Options, the Company may purchase, on one occasion, all or any portion of the exercisable vested New Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the vested New Options being purchased by the Company hereunder), which vested New Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(c)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable vested New Options shall be automatically terminated without any payment in respect thereof; and

(iii) With respect to unvested New Options, all outstanding unvested New Options shall automatically be terminated without any payment in respect thereof.

(iv) For the avoidance of doubt, at no time shall the Company have the right, due to the Management Stockholder’s death or Disability, to cause the Management Stockholder Entities without their consent to sell to the Company any Purchased Stock for which the Management Stockholder paid the Closing Date Purchase Price, Rollover Options or Option Stock acquired upon exercise of the Rollover Options.

(d) Termination by the Management Stockholder Without Good Reason. If the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated by the Management Stockholder without Good Reason (excluding due to his or her death or Disability) (a “Section 5(d) Call Event”) then:

(i) Within the first five years following the Closing Date:

(I) with respect to any Purchased Stock for which the Management Stockholder paid the Closing Date Purchase Price, and up to seventy-five percent (75%) of the total number of shares of Common Stock that were, immediately following the Merger, subject to the Rollover Options (whether or not such shares are subject to Rollover Options when the Management Stockholder’s employment is terminated without Good Reason or are shares that have been acquired by the Management Stockholder upon exercise of the Rollover Options), and in all cases that are held by the Management Stockholder Entities at the date of such termination of employment, the Company may purchase all or any portion of the shares of such Stock and such Rollover Options, as applicable, then held by the applicable Management Stockholder Entities as follows: (A) for such shares of Stock, at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date, and (B) for such Rollover Options, for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the Rollover Options being purchased by the Company hereunder), which Rollover Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(d)(i)(I) and the foregoing Option Excess Price is zero or a negative number, all outstanding Rollover Options shall be automatically terminated without any payment in respect thereof; and

(II) With respect to any Option Stock acquired upon exercise of vested New Options, vested New Options, and up to the remaining twenty-five percent (25%) of the shares of Common Stock that were, immediately following the Merger, subject to the Rollover Options (whether or not such shares are subject to Rollover Options when the Management Stockholder’s employment is terminated without Good Reason or are shares that have been acquired by the Management Stockholder upon exercise of the Rollover Options), and in all cases that are held by the Management Stockholder Entities at the date of such termination of employment, which shares are not subject to Section 5(d)(i)(I) above, the Company may purchase all or any portion of the shares of such Stock, vested New Options, and such Rollover Options, as applicable, then held by the applicable Management Stockholder Entities as follows:

(A) with respect to any shares of Option Stock acquired upon exercise of vested New Options, at a per share purchase price equal to the lesser of (x) the Base Price and (y) the Fair Market Value on the Repurchase Calculation Date, and

(B) with respect to any shares of Net Settled Rollover Option Stock acquired upon exercise of such Rollover Options, at a per share price equal to the quotient of (A) the Management Stockholder’s Aggregate Closing Date Spread, divided by (B) the number of shares of such Net Settled Rollover Option Stock; and

(C) with respect to such Rollover Options, for an amount equal to the

Applicable Rollover Option Spread (solely relating to the Rollover Options being purchased by the Company hereunder), which Rollover Options shall be terminated in exchange for such payment; and

(D) with respect to any such vested New Options, for an amount equal to the product of (x) the excess, if any, of the lesser of (A) the Base Price and (B) the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the vested New Options being purchased by the Company hereunder), which vested New Options shall be terminated in exchange for such payment. In the event the Company elects to exercise its rights under this Section 5(d)(i)(II)(D) and the foregoing Option Excess Price is zero or a negative number, those vested New Options being purchased by the Company shall be automatically terminated without any payment in respect thereof; and

(ii) Following the fifth anniversary of the Closing Date:

(I) With respect to any Purchased Stock for which the Management Stockholder paid the Closing Date Purchase Price and one hundred percent (100%) of the total number of shares of Common Stock that were, immediately following the Merger, subject to the Rollover Options (whether or not such shares are subject to Rollover Options when the Management Stockholder’s employment is terminated without Good Reason or are shares that have been acquired by the Management Stockholder upon exercise of the Rollover Options), and in all cases that are held by the Management Stockholder Entities at the date of such termination of employment, the Company may purchase all or any portion of the shares of such Stock and such Rollover Options, as applicable, then held by the applicable Management Stockholder Entities as follows:

(A) with respect to such shares of Stock, at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date, and

(B) with respect to such Rollover Options, for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the Rollover Options being purchased by the Company hereunder), which Rollover Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(d)(ii)(I) and the foregoing Option Excess Price is zero or a negative number, all outstanding Rollover Options shall be automatically terminated without any payment in respect thereof; and

(II) With respect to any Option Stock acquired upon exercise of vested New Options and vested New Options, in all cases that are held by the Management Stockholder Entities at the date of such termination of employment, the Company may purchase all or any portion of the shares of such Option Stock and such vested New Options, as applicable, then held by the applicable Management Stockholder Entities as follows:

(A) with respect to up to fifty percent (50%) of such shares of Stock, at a per share purchase price equal to the lesser of (x) the Base Price and

(y) the Fair Market Value on the Repurchase Calculation Date, and with respect to up to the remaining fifty percent (50%) of such shares of Stock, at a per share purchase price equal to the Fair Market Value on the Repurchase Calculation Date; and

(B) with respect to up to fifty percent (50%) of such vested New Options, for an amount equal to the product of (x) the excess, if any, of the lesser of (a) the Base Price and (b) the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the vested New Options being purchased by the Company hereunder) and with respect to up to the remaining fifty percent (50%) of such vested New Options, for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the vested New Options being purchased by the Company), in each case of the foregoing which vested New Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(d)(ii)(II) and the foregoing Option Excess Price is zero or a negative number, all outstanding vested New Options shall be automatically terminated without any payment in respect thereof.

(e) With respect to unvested New Options, all outstanding unvested New Options shall automatically be terminated without any payment in respect thereof.

(f) Call Notice. The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event (or, if later, with respect to a Section 5(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 5(a) Call Event) in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 5 (“Repurchase Notice”); provided, however, that upon the occurrence of a Section 5(d) Call Event, the Company shall advise the Management Stockholder Entities as to whether it intends to deliver a Redemption Notice, whether the purchase price will be less than the Fair Market Value, and in respect of which Options or Stock, within thirty (30) days following the date of such Call Event. Notwithstanding the foregoing, the Company reserves the right to extend the Call Period to ensure that the Management Stockholder Entities are able to comply with the six month stock ownership holding period identified in Section 5(g) below, but which shall in no event extend beyond thirty (30) days after the date that such six month holding period expires. The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth business day after the giving of the Repurchase Notice. The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 5) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(g) Use of Note to Satisfy Call Payment; Termination of Call Right. Notwithstanding any other provision of this Section 5 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 5, in order to complete the purchase of any Stock or Options pursuant to this Section 5, deliver to the applicable Management Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event and (ii) a note having the same terms as that provided in Section 4(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 5 due to the Event. Notwithstanding the foregoing, if an Event exists and is continuing for one hundred and eighty days (180) days from the date of the Call Event, the proposed repurchase of that portion of the Stock and Options to be repurchased by the Company from the Management Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence shall immediately terminate and the Company shall have no further rights or obligations under this Section 5.

(h) Section 5(b) Call Event True-Up Payment. In addition, in the event of a Without Cause Termination of the Management Stockholder within the three months immediately preceding a Change in Control transaction whereby the Company exercises its right to purchase such Management Stockholder’s shares of Common Stock and Option, and the per share consideration paid for one share of Common Stock in such transaction (the “CIC Price”) is greater than the Fair Market Value paid upon the Company’s exercise of its right to purchase such Stock and Options (the “Call FMV”), then within ten (10) business days following the consummation of such Change in Control transaction, the Company shall pay the terminated Management Stockholder an amount equal to the product of (x) the excess of the CIC Price over the Call FMV and (y) the aggregate of the number of shares of Common Stock, and the number of shares subject to the Rollover Options and vested New Options, in each case that were purchased by the Company in connection with its exercise of its rights under Section 5(b) of this Agreement.

(i) Expiration of this Section 5. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Lapse Date, this Section 5 shall terminate and be of no further force or effect upon the occurrence of such Lapse Date.

(j) Effect of Accounting Principles. Notwithstanding anything set forth in Section 4 or 5 to the contrary, in the event that it is determined by the Board, after consultation with the Chief Financial Officer of the Company, that any of the provisions of either of Section 4 or 5 would result in any of the Options being classified as a liability as contemplated by Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718), including any amendments and interpretations thereto, then the Company shall be required to advise the Management Stockholder Entities of this determination (x) in order to allow the Management Stockholder Entities to exercise their rights under Section 4 and (y) in order for the Company to exercise its rights under Section 5 (but only to the extent that the Company notifies the Management Stockholder Entities of its intent to exercise its rights under Section 5), and then in any such case the following terms shall apply:

(i) Any shares of Stock that are to be purchased by the Company pursuant to Section 4 or 5, as applicable, may only be so purchased if and when such shares have been held by the applicable Management Stockholder Entities for at least six months; and

(ii) With respect to any exercisable Options, upon the occurrence of the applicable event identified in Section 4 giving rise to the Management Stockholder’s rights thereunder or a Call Event, the Management Stockholder Entities may be required by the Company to elect, in accordance with the terms of the relevant Stock Option Agreement, to receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Management Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Fair Market Value over the Option Exercise Price and (B) the number of shares then acquirable on exercise, divided by (y) the Fair Market Value, which Options shall be terminated in exchange for such payment of shares of Stock (any such shares of Stock so acquired, the “Net Settled Stock”). (In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.) Upon the occurrence of such net settlement of all exercisable Options, the Put Period or the Call Period, as applicable, shall be deemed to be the period that is thirty (30) days following the date that is six (6) months after the receipt by the applicable Management Stockholder Entities of the Net Settled Stock, during which time the Company may, on delivery of Repurchase Notice (or upon delivery of a Redemption Notice), purchase (or be required to purchase in the case of Section 4) all (in the case of a purchase pursuant to Section 4) or all or any portion (in the case of a purchase pursuant to Section 5) of the Net Settled Stock held by the applicable Management Stockholder Entities, at a per share price equal to the applicable Repurchase Price for Option Stock identified in Section 4 or Section 5, as applicable.

6. Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 4 and 5, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 4 and 5.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person; provided, however, for purposes of this Agreement, any Person (“Co-Invest Vehicle”) formed specifically for the purpose of facilitating investments in Parent by Persons that are not Affiliates of an Investor shall not be deemed to be an Affiliate of an Investor solely because an Investor controls such Co-Invest Vehicle.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall mean, for shares of Common Stock purchased as of the Closing Date, the Closing Date Purchase Price, and for any other shares of Common Stock otherwise acquired by the Management Stockholder, the applicable per share purchase price paid by the Management Stockholder for one share of Common Stock, in each case as adjusted pursuant to Section 6(a) of this Agreement.

“Board” shall mean the board of directors of the Company.

“Call Events” shall mean, collectively, Section 5(a) Call Events, Section 5(b) Call Events, Section 5(c) Call Events and Section 5(d) Call Events.

“Call Period” shall have the meaning set forth in Section 5(f) hereof.

“Cause” shall mean “Cause” as such term may be defined in any employment agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its subsidiaries or Affiliates; or, if there is no such employment agreement, “Cause” shall mean, with respect to a Management Stockholder: (i) material breach by Management Stockholder of the terms of the Company’s policies and/or the Standards of Business Conduct; (ii) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by Management Stockholder involving the Company or any Affiliate; (iii) Management Stockholder’s failure to act in accordance with any specific lawful instructions given to Management Stockholder in connection with the performance of Management Stockholder’s duties for the Company or any Affiliate, which continues beyond ten (10) days after a written demand for substantial performance is delivered to the Management Stockholder by the Company (the “Cure Period”); (iv) any damage of a material nature to the business or property of the Company or any Affiliate caused by Management Stockholder’s willful or grossly negligent conduct; (v) deliberate misconduct which is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Management Stockholder that such conduct was in the best interests of the Company; (vi) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by Management Stockholder; or (vii) a material breach of the Management Stockholder’s management stockholder’s or other agreements, if any, including, without limitation, engaging in any action in breach of the restrictive covenants as set forth above, which continues beyond the Cure Period (to the extent that, in the Board’s reasonable judgment, such breach can be cured). No act or failure to act by the Management Stockholder shall be deemed to constitute “Cause” if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interests of the Company or Affiliate, as applicable. A termination for Cause shall be effective when the Company has given the Management Stockholder written notice of its intention to terminate for Cause, describing those acts or omissions that are believed to constitute Cause, and has given Management Stockholder a reasonable opportunity to respond.

“Change in Control” means (i) the sale of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of Parent, the Company, Del Monte Foods Company or Del Monte Corporation, as applicable, to any Person (or group of Persons acting in concert), other than to (x) the Investors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by Parent, the Company or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by Parent or the Company; or (ii) a merger, recapitalization or other sale (in one transaction or a series of related transactions) by Parent, the Company, the Investors or any of their respective Affiliates (which includes for the avoidance of doubt Del Monte Foods Company and Del Monte Corporation), to a Person (or group of Persons acting in concert) of equity interests or voting power that results in any person (or group of persons acting in concert) (other than (x) the Investors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by Parent, the Company or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by Parent or the Company) owning more than 50% of the equity interests or voting power of Parent, the Company, Del Monte Foods Company or Del Monte Corporation, as applicable (or any resulting company after a merger); or (iii) any event which results in the Investors or their respective Affiliates ceasing to hold the ability to elect a majority of the managers of the General Partner of Parent, or members of the board of directors of Parent, or members of the board of directors of the Company, as applicable. For the avoidance of doubt, none of an initial public offering, stock dividend, stock split or any other similar corporate event shall alone constitute a Change in Control.

“Closing Date” shall mean the date of closing of the Merger pursuant to the Merger Agreement.

“Common Stock” shall have the meaning set forth in the third “whereas” paragraph.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group; provided that any such information shall not be “Confidential Information” to the extent (i) the disclosure of such information is legally required to comply with applicable Law or legal process or government agency or self-regulatory body request so long as the disclosing party uses commercially reasonable efforts to preserve the confidentiality of the information and discloses only that portion of the information as is, based on the advice of the disclosing party’s counsel, legally required, or (ii) it becomes generally available to the public other than as a result of a disclosure or failure to safeguard in violation of Section 22.

“Controlled by” means with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 8(e) hereof.

“Disability” shall mean “Disability” as such term is defined in any employment agreement between the Company or its subsidiaries, and if no such term is defined therein (or no such agreement exists), then as defined in the then-current long-term disability plan of the Company.

“Effective Time” shall have the meaning set forth in the Merger Agreement.

“Event” shall have the meaning set forth in Section 4(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her then outstanding and exercisable Options.

“Fair Market Value” shall mean the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board, and based on the most recent appraisal of Common Stock prepared by a third party that is not an Affiliate of Parent, the Investors, the Company or any of its subsidiaries received by the Board, which appraisal must have been prepared no more than six months prior to the date on which such determination is made.

“Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement in effect at the time of termination of employment between the Management Stockholder and the Company or any of its subsidiaries or Affiliates; or, if there is no such employment agreement, “Good Reason” shall mean, with respect to the Management Stockholder: (i) a material adverse change in Management Stockholder’s position causing it to be of materially less stature, responsibility, or authority without Management Stockholder’s written consent, and such a materially adverse change shall in all events be deemed to occur if Management Stockholder no longer serves as his existing position, unless Management Stockholder consents in writing to such change; or (ii) a reduction, without Management Stockholder’s written consent, in Management Stockholder’s base salary or the target bonus amount Management Stockholder is eligible to earn under the Annual Incentive Plan (or successor plan thereto), provided, however, that nothing herein shall be construed to guarantee the Management Stockholder’s bonus for any year if the applicable performance targets are not met; and provided further that it shall not constitute Good Reason hereunder if the Company makes an appropriate pro rata adjustment to the applicable bonus and targets under the Annual Incentive Plan or any successor plan in the event of a change in the Company’s fiscal year. Unless Management Stockholder provides written notification of an event described in sub-clauses (i) and (ii) above within ninety (90) days after Management Stockholder knows or has reason to know of the occurrence of any such event, Management Stockholder shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of the Agreement. If Management Stockholder provides such written notice to the Company, the Company shall have ten (10) business days from the date of receipt of such notice to affect a cure of the event described therein and, upon cure thereof by the Company to the reasonable satisfaction of Management Stockholder, such event shall no longer constitute Good Reason for purposes of the Agreement. Notwithstanding the foregoing, any event described in sub-clauses (i) and (ii) above must be an event which would result in a material negative change in Management Stockholder’s employment relationship with Company and thus effectively constitute an involuntary termination of employment for purposes of Section 409A of the Internal Revenue

Code. Notwithstanding the foregoing, regardless of which Good Reason definition to which the Management Stockholder is subject, the Management Stockholder shall agree that the fact that the Company ceases to have outstanding publicly traded equity securities shall not alone give rise to a right to resign for Good Reason.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Initial Public Offering” means the initial Public Offering of the shares of Common Stock.

“Investors” shall have the meaning set forth in the second “whereas” paragraph.

“Lapse Date” shall have the meaning set forth in Section 3(b) above.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Merger” shall have the meaning set forth in the first “whereas” paragraph.

“Merger Agreement” shall have the meaning set forth in the first “whereas” paragraph.

“Merger Sub” shall have the meaning set forth in the first “whereas” paragraph.

“New Options” shall have the meaning set forth in the fourth “whereas” paragraph.

“New Option Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.

“Options” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 4 or 5 hereof, as applicable.

“Option Exercise Price” shall mean the then-current per share exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Rollover Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the fifth “whereas” paragraph.

“Other Management Stockholders Agreements” shall have the meaning set forth in the fifth “whereas” paragraph.

“Parent” shall have the meaning set forth in the introductory paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permitted Transfer” shall have the meaning set forth in Section 3(a).

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning set forth in Section 8(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 8(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 8(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the fourth “whereas” paragraph.

“Put Period” shall have the meaning set forth in Section 4(a) hereof.

“Redemption Notice” shall have the meaning set forth in Section 4(b) hereof.

“Registration Rights Agreement” shall have the meaning set forth in Section 8(a) hereof.

“Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, the closing trading price on the date immediately preceding the date of repurchase.

“Repurchase Notice” shall have the meaning set forth in Section 5(f) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 4 and Section 5, as applicable.

“Request” shall have the meaning set forth in Section 8(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective Affiliates.

“Rollover Options” shall have the meaning set forth in the fourth “whereas” paragraph.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and Parent dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“Stock Option Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.

“transfer” shall have the meaning set forth in Section 2(a) hereof.

7. The Company’s Representations and Warranties and Covenants.

(a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock, subject to compliance with the provisions hereof without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 7(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

8. “Piggyback” Registration Rights. Effective after the occurrence of the Initial Public Offering:

(a) The Parties agree to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement (the “Registration Rights Agreement”) as they relate to the exercise of piggyback registration rights as provided in Sections 4, 5, 6, 7, 8 and 11 (but not Section 11(l)) of the Registration Rights Agreement entered into by and among the Company and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject, with respect to any such Management Stockholder provided Piggyback Registration Rights, only to any amendments thereto to which such Management Stockholder has agreed in writing to be bound), and, if any of the Investors are selling stock, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in the Initial Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; provided; further, that in lieu of the Piggyback Registration Rights in connection with any Public Offering in which such rights would otherwise be available, the Board, in its sole discretion, may elect to waive the restrictions on transfer contained in Section 3(a) with respect to the number of shares of Common Stock that would have been subject to such Piggyback Registration Rights in connection with such Public Offering (a “Transfer Restriction Waiver”). All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement. Effective after the occurrence of an Initial Public Offering, if any of the Investors are selling stock in a circumstance in which the Management Stockholder would not have Piggyback Registration Rights (other than in connection with a Transfer Restriction Waiver), the restrictions on transfer contained in Section 3(a) shall be waived with respect to the number of shares of Common Stock that would have been subject to such Piggyback Registration Rights if such sale by the Investors had resulted in the Management Stockholder having Piggyback Registration Rights.

(b) In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, unless the Board shall have determined to effect a Transfer Restriction Waiver in which case the provisions of Section 8(h) shall apply, the Company will promptly notify each Management Stockholder in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (i) the number of the shares of Common Stock to be sold, (ii) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities by the total number of shares held by the holders of Registrable Securities selling the shares of Common Stock, (iii) the proposed per share purchase price (or an estimate thereof), and (iv) the proposed date of sale. If within fifteen (15) days of the receipt by the Management Stockholder of such Piggyback Notice, the Company receives from the applicable Management Stockholder Entities of the Management Stockholder or Management Stockholder, as the case may be, a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 8; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lower of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management

Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Stock owned by the holders of Registrable Securities or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 8.

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling holders of Registrable Securities, the Management Stockholder and all Other Management Stockholders and any other Persons who are entitled to piggyback or incidental registration rights in respect of Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e) Upon delivering a Request a Management Stockholder or other Management Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 8 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 8 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder or Management Stockholder, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s or Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s or Management Stockholder’s behalf with respect to the matters specified therein.

(f) The Management Stockholder agrees that he or she will execute such other reasonable customary agreements as the Company may reasonably request to further evidence the provisions of this Section 8, including reasonable and customary lock-up agreements.

(g) Notwithstanding Section 11(l) of the Registration Rights Agreement, this Section 8 will terminate on the earlier of (i) the occurrence of a Change in Control and

(ii) with respect to each Management Stockholder, on date on which such Management Stockholder ceases to own any Registrable Securities.

(h) If the Board shall have elected to effect the Transfer Restriction Waiver in lieu of Piggyback Registration Rights in accordance with Section 8(a), the Company will notify each Management Stockholder on or promptly following the completion of the Public Offering giving rise to the Transfer Restriction Waiver which notice shall include: (A) the number of shares of Common Stock sold by the Investors in such Public Offering and (B) the number of shares of Stock to which the waiver of transfer restrictions shall apply. For the avoidance of doubt, the provisions in Section 5 of the Registration Rights Agreement will apply to such shares of Stock notwithstanding the Transfer Restriction Waiver.

9. Additional Rights of Management Stockholders. Prior to the consummation of the Initial Public Offering, if the Company issues Common Stock in a transaction in which the Investors would be entitled to preemptive rights and within 90 days following the consummation of such issuance the Management Stockholders so request, the Board, in its sole discretion, will consider in good faith offering the Management Stockholders the opportunity to purchase additional shares of Common Stock.

10. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

11. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

12. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise, and in the event of any of the foregoing occurrences, all references to shares of Common Stock, Option Exercise Prices and any other per share purchase price of Common Stock contained herein shall refer to such shares and prices as the same may be adjusted in connection with any of the foregoing.

13. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement (a) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

14. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii), (iv) or (vi) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

15. Amendment. This Agreement may be amended by the Company at any time upon notice to the Management Stockholder thereof; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages the Management Stockholder in more than a de minimis way but less than a material way shall require the consent of a majority of the members of Del Monte’s Executive Team, consisting of each officer with the title of Senior Vice President or higher at the time of such amendment.

16. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

17. Applicable Law; Jurisdiction; Dispute Resolution; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be treated as if it were a controversy under such Management Stockholder’s employment agreement, if such Management Stockholder’s employment agreement became effective on the Closing Date, but if such Management Stockholder is not a party to any such employment agreement at the time of such dispute, such controversy which cannot be settled amicably by the parties shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place in San Francisco, California. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses incurred in connection with such arbitration, unless otherwise determined by the arbitrator.

(c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to solicit and/or confidentiality covenants as set forth in Section 22(a) of this Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

18. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4 and 5 hereof; provided, however, that no such assignment shall relieve the Company from its obligations thereunder.

19. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

20. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

21. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

c/o Del Monte Foods Company

P.O. Box 193575

San Francisco, CA 94119-3575

Attention: General Counsel

Facsimile: 415-247-3263

with copies to:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th St., Suite 4200

New York, New York 10019

Attention: Simon Brown

Facsimile: (212) 750-0003

and

c/o Vestar Capital Partners V, L.P.

c/o Vestar Capital Partners

245 Park Avenue

41st Floor

New York, New York 10167

Attention: Brian K. Ratzan and Steven Della Rocca

Facsimile: 212-808-4922

and

c/o Centerview Partners, L.P.

c/o Centerview Partners

16 School Street

Rye, New York 10580

Attention: David Hooper

Facsimile: (914) 921-4816

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Marni J. Lerner, Esq.

Telecopy: (212) 455-2502

(b) If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature; or at such other address as either party shall have specified by notice in writing to the other.

22. Confidential Information; Covenant Not to Solicit.

(a) In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby covenants and agrees he or she shall not:

(i) at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose any Confidential Information or proprietary information pertaining to the business of the Company or any of its subsidiaries or the Investors or any of their respective Affiliates, except when required by law or while employed by the Company for the benefit of the Company;

(ii) at any time during the Management Stockholder’s employment with the Company or its subsidiaries, Management Stockholder covenants (a) not to compete with the Company, the Investors or any of their respective Affiliates and (b) not to solicit or hire for the benefit of anyone, other than the Company, the Investors and their respective Affiliates, any Person who is, or was during the last twelve (12) months preceding the time of the solicitation or hiring, employed by the Company or any of its Affiliates.

(iii) for the one year period following any termination of the Management Stockholder’s employment with the Company or any of its subsidiaries, the Management Stockholder shall be bound by a covenant not to solicit the employment of any Person who is, or was during the twelve (12) months preceding the time of the solicitation, employed by the Company or any of its subsidiaries;

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c) In the event that the Management Stockholder breaches any of the provisions of Section 22(a), in addition to all other remedies that may be available to the Company, the Management Stockholder’s equity shall be treated in the same manner as if the Management Stockholder’s employment had been terminated for Cause by the Company.

23. Effectiveness. Except for Sections 1, 2(a), 2(f), 2(g), 3, 14, 15, 16, 18, 20 and 22 and this Section 24, which shall become effective as of the execution and delivery of this Agreement by the Parties, this Agreement shall become effective upon the Effective Time and prior thereto shall be of no force or effect. If the Merger Agreement shall be terminated in accordance with its terms prior to the Effective Time, this Agreement shall automatically terminate and be of no force or effect.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BLUE ACQUISITION GROUP, INC.

By:

Name:

Title:

BLUE HOLDINGS I, L.P.

By: Blue Holdings GP, LLC, its General Partner

By:

Name:

Title:

[signature page to Management Stockholder’s Agreement]

MANAGEMENT STOCKHOLDER:

Name:

ADDRESS:

☐ The above-signed represents that he/she is an “accredited investor” as defined in Rule 501(a) of Regulation D as amended, under the Act.

[signature page to Management Stockholder’s Agreement]

Schedule I

PURCHASED STOCK

Number of shares of Purchased Stock (to be purchased at the Closing Date Purchase Price):

Closing Date Purchase Price: $5.00